UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2006

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2006, Verticalnet, Inc. ("Verticalnet") received written notification (the "Notice") from The Nasdaq Stock Market ("Nasdaq") that the bid price of its common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share (the "Minimum Price Requirement") required for continued listing under Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"). Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), Verticalnet has been provided an initial period of 180 calendar days, or until March 26, 2007, to regain compliance. The Notice states the Nasdaq staff (the "Staff") will provide written notification that Verticalnet has achieved compliance with the Rule if at any time before March 26, 2007, the bid price of Verticalnet’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, although the Notice also states that the Staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, under certain circumstances.

If Verticalnet cannot demonstrate compliance with the Rule by March 26, 2007, the Staff will determine whether Verticalnet meets the Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c), except for the bid price requirement. If Verticalnet meets the initial listing criteria, the Staff will notify Verticalnet that it has been granted an additional 180 calendar day compliance period. If Verticalnet is not eligible for an additional compliance period, the Staff will provide written notice that Verticalnet's securities will be delisted. At that time, Verticalnet may appeal the Staff's determination to delist its securities to a Listing Qualifications Panel.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on August 16, 2005, Verticalnet issued $6.6 million aggregate principal amount of Senior Secured Convertible Promissory Notes due July 2, 2007 (the "Notes"). On October 2, 2006, pursuant to the terms of the Notes, Verticalnet paid an aggregate of $317,500 as payment of principal then due on the Notes through the issuance of an aggregate of 141,937 shares of Verticalnet's common stock and paid an aggregate of $230,708.77 in cash as payment of the remaining principal, interest, and fractional shares then due on the Notes to the holders of the Notes (the "Note Holders").

The shares of Verticalnet's common stock were issued to the Note Holders, each an accredited investor, in reliance on the exemption from registration provided by Rule 506 promulgated under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

October 3, 2006	By:	Gene S. Godick

Name: Gene S. Godick
Title: Executive Vice President and Chief Financial Officer